SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):    February 20, 2002

NORTHEAST BANCORP
_____________________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Maine _____________________________	1-14588 ________________________	01-0425066 ______________________
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
232 Center Street, Auburn, Maine __________________________________________	04210 _______________
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	(207) 777-6411 _________________

Item 5. Other Events.

     On February 20, 2002, Northeast Bank, F.S.B. announced that its wholly-owned subsidiary, Northeast Financial Services, Inc. ("Northeast Financial"), has acquired substantially all of the assets of the Kendall Insurance Agency ("Kendall") located in Bethel, Maine for a purchase price of $569,564. Northeast Bank is a wholly-owned subsidiary and the principal asset of Northeast Bancorp.

     The purchase was structured as an asset acquisition and the consideration was paid 50% in cash with the issuance of 21,214 shares common stock of Northeast Bancorp from its treasury stock. The shares were issued pursuant to an exemption from the registration provisions of the federal securities laws and they constitute restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended.

     Northeast Financial, the investment and insurance arm of Northeast Bank, delivers investment and insurance products to the bank's customers, and it acquired Kendall in order to add resources and an experienced staff to the already established Northeast team of investment and insurance professionals. In particular, Northeast Bancorp believes that the acquisition of Kendall will enhance its ability to offer property and casualty insurance to its customers. The availability of these additional insurance products and services, when combined with the existing products and services, will provide Northeast Bank's customers with a the ability to evaluate, purchase, finance and insure their investment while visiting any Northeast Bank location.

The acquisition of Kendall was financed from the general working capital of Northeast Financial and purchased from Ronald C. Kendall, a director of Northeast Bancorp and Northeast Bank. The purchase price was determined through arm's length negotiations and was on terms and circumstances substantially the same or at least as favorable to comparable nonaffiliated transactions. The purchase price was supported with an independent appraisal of the value of the assets acquired. Although Northeast believes that the acquisition of Kendall is a key strategical acquisition for the expansion of its product lines and achieving its long term vision to become a full service financial firm, management does not believe that the transaction constitutes an acquisition of a significant amount of assets in the context of the company as a whole.

The press release describing the acquisition is incorporated by reference herein and attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.
(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits required by Item 601 of Regulation S-K

Exhibit No.	Description

99.1	Press Release, issued February 20, 2002 regarding the acquisition of Kendall Insurance Agency by Northeast Financial Services, Inc., a wholly owned subsidiary of Northeast Bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST BANCORP
Date: February 20, 2002	By: /S/ James D. Delamater James D. Delamater President and Chief Executive Officer

Exhibit No.	Description

99.1	Press Release, issued February 20, 2002 regarding the acquisition of Kendall Insurance Agency by Northeast Financial Services, Inc., a wholly owned subsidiary of Northeast Bank.